Exhibit 12.4

Certification of the Principal Executive Officer pursuant to §302 of the Sarbanes-Oxley Act of 2002 Certification

I, Leslie Auld, certify that:

1.	I have reviewed this Amendment No. 1 on Form 20-F of Aeterna Zentaris Inc.;and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 18, 2020

/s/ Leslie Auld
Leslie Auld
Chief Financial Officer